UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit C, No.68 of West Binhai Road, Xigang District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (86411) 8240 8939

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The registrant hereby incorporates by reference the disclosure made in Item 3.02 below.

Item 3.02.	Unregistered Sale of Equity Securities

On December 18, 2015, of Andatee China Marine Fuel Services Corporation (the “Company”) entered into a subscription agreement (the “Subscription Agreements”) with An Fengbin, the Chief Executive Officer and a Board member of the Company (the “Purchaser”), with respect to the sale of shares of 8,775,982 shares of its common stock (the “Common Stock”) at $0.043 per share (which represents average closing price of the Company’s common stock over the two week period preceding Friday, December 4, 2015) for the total proceeds of $380,000. The investor is an “accredited investor” (as defined in Regulation D under the Securities Act), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. There were no discounts or brokerage fees associated with this offering. Nearly all of the proceeds from this investment will be used to pay the Company’s Delaware franchise tax liabilities, with the remainder to be used for general corporate and working capital purposes. A copy of the Subscription Agreement is filed as Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ An Fengbin
An Fengbin, Chief Executive Officer

Date:	December 28, 2015.